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                         AGREEMENT AND PLAN OF MERGER

                                    between

                      MERCANTILE BANCORPORATION INC. and

              MERCANTILE BANCORPORATION INCORPORATED OF ILLINOIS
                                  as Buyers,


                                     and


                         FIRST STERLING BANCORP, INC.

                                  as Seller


                         ----------------------------

                             Dated July 24, 1995



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
                        TABLE OF CONTENTS                    Page
                                                             ----

ARTICLE I
             THE MERGER. . . . . . . . . . . . . . . . . . . .  1
     1.01.   The Merger. . . . . . . . . . . . . . . . . . . .  1
     1.02.   Closing . . . . . . . . . . . . . . . . . . . . .  1
     1.03.   Effective Time. . . . . . . . . . . . . . . . . .  1
     1.04.   Additional Actions. . . . . . . . . . . . . . . .  2
     1.05.   Articles of Incorporation and Bylaws. . . . . . .  2
     1.06.   Boards of Directors and Officers. . . . . . . . .  2
     1.07.   Conversion of Securities. . . . . . . . . . . . .  2
     1.09.   Dissenting Shares.. . . . . . . . . . . . . . . .  4
     1.10.   No Fractional Shares. . . . . . . . . . . . . . .  4
     1.11.   Closing of Stock Transfer Books . . . . . . . . .  5
     1.12.   Anti-Dilution Adjustments . . . . . . . . . . . .  5
     1.13.   Reservation of Right to Revise Transaction. . . .  5

ARTICLE II
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF
             SELLER. . . . . . . . . . . . . . . . . . . . . .  6
     2.01.   Organization and Authority. . . . . . . . . . . .  6
     2.02.   Subsidiaries. . . . . . . . . . . . . . . . . . .  6
     2.03.   Capitalization. . . . . . . . . . . . . . . . . .  7
     2.04.   Authorization . . . . . . . . . . . . . . . . . .  7
     2.05.   Seller Financial Statements.. . . . . . . . . . .  8
     2.06.   Seller Reports. . . . . . . . . . . . . . . . . .  9
     2.07.   Title to and Condition of Assets. . . . . . . . .  9
     2.08.   Real Property . . . . . . . . . . . . . . . . . . 10
     2.09.   Taxes . . . . . . . . . . . . . . . . . . . . . . 11
     2.10.   Material Adverse Change . . . . . . . . . . . . . 12
     2.11.   Loans, Commitments and Contracts. . . . . . . . . 12
     2.12.   Absence of Defaults . . . . . . . . . . . . . . . 15
     2.13.   Litigation and Other Proceedings. . . . . . . . . 15
     2.14.   Directors' and Officers' Insurance. . . . . . . . 15
     2.15.   Compliance with Laws. . . . . . . . . . . . . . . 16
     2.16.   Labor . . . . . . . . . . . . . . . . . . . . . . 17
     2.17.   Material Interests of Certain Persons . . . . . . 18
     2.18.   Allowance for Loan and Lease Losses;
             Non-Performing Assets . . . . . . . . . . . . . . 18
     2.19.   Employee Benefit Plans. . . . . . . . . . . . . . 19
     2.20.   Conduct of Seller to Date . . . . . . . . . . . . 20
     2.21.   Absence of Undisclosed Liabilities. . . . . . . . 21
     2.22.   Proxy Statement, Etc. . . . . . . . . . . . . . . 22
     2.23.   Registration Obligations. . . . . . . . . . . . . 22
     2.24.   Tax and Regulatory Matters. . . . . . . . . . . . 22
     2.25.   Brokers and Finders . . . . . . . . . . . . . . . 23
     2.26.   Interest Rate Risk Management Instruments . . . . 23


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
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
ARTICLE III
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF
             BUYERS. . . . . . . . . . . . . . . . . . . . . . 23
     3.01.   Organization and Authority. . . . . . . . . . . . 23
     3.02.   Capitalization of Mercantile. . . . . . . . . . . 23
     3.03.   Authorization . . . . . . . . . . . . . . . . . . 24
     3.04.   Mercantile Financial Statements . . . . . . . . . 25
     3.05.   Mercantile Reports. . . . . . . . . . . . . . . . 26
     3.06.   Material Adverse Change . . . . . . . . . . . . . 26
     3.07.   Legal Proceedings or Other Adverse Facts. . . . . 26
     3.08.   Registration Statement, Etc.. . . . . . . . . . . 26
     3.09.   Brokers and Finders . . . . . . . . . . . . . . . 27

ARTICLE IV
             CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE
             TIME. . . . . . . . . . . . . . . . . . . . . . . 27
     4.01.   Conduct of Businesses Prior to the Effective Time 27
     4.02.   Forbearances of Seller. . . . . . . . . . . . . . 27
     4.03.   Forbearances of Buyers. . . . . . . . . . . . . . 30

ARTICLE V
             ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . 30
     5.01.   Access and Information. . . . . . . . . . . . . . 30
     5.02.   Registration Statement; Regulatory Matters. . . . 31
     5.03.   Shareholder Approval. . . . . . . . . . . . . . . 32
     5.04.   Current Information . . . . . . . . . . . . . . . 32
     5.05.   Conforming Entries. . . . . . . . . . . . . . . . 33
     5.06.   Environmental Reports . . . . . . . . . . . . . . 34
     5.07.   Agreements of Affiliates. . . . . . . . . . . . . 34
     5.08.   Expenses. . . . . . . . . . . . . . . . . . . . . 35
     5.09.   Miscellaneous Agreements. . . . . . . . . . . . . 35
     5.10.   Employee Agreements and Benefits. . . . . . . . . 36
     5.11.   Press Releases. . . . . . . . . . . . . . . . . . 36
     5.12.   State Takeover Statutes . . . . . . . . . . . . . 36
     5.13.   Directors' and Officers' Indemnification. . . . . 36
     5.14.   Tax Opinion Certificates. . . . . . . . . . . . . 37
     5.15.   Best Efforts to Insure Pooling. . . . . . . . . . 37

ARTICLE VI
             CONDITIONS. . . . . . . . . . . . . . . . . . . . 37
     6.01.   Conditions to Each Party's Obligation To Effect
             the Merger. . . . . . . . . . . . . . . . . . . . 37
     6.02.   Conditions to Obligations of Seller To Effect
             the Merger. . . . . . . . . . . . . . . . . . . . 38
     6.03.   Conditions to Obligations of Buyers To Effect
             the Merger. . . . . . . . . . . . . . . . . . . . 38


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
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
ARTICLE VII
             TERMINATION, AMENDMENT AND WAIVER . . . . . . . . 39
     7.01.   Termination . . . . . . . . . . . . . . . . . . . 39
     7.02.   Effect of Termination . . . . . . . . . . . . . . 40
     7.03.   Amendment . . . . . . . . . . . . . . . . . . . . 40
     7.04.   Waiver. . . . . . . . . . . . . . . . . . . . . . 41

ARTICLE VIII
             GENERAL PROVISIONS. . . . . . . . . . . . . . . . 41
     8.01.   Survival of Representations, Warranties and
             Agreements; Updating Schedules. . . . . . . . . . 41
     8.02.   Indemnification . . . . . . . . . . . . . . . . . 41
     8.03.   No Assignment; Successors and Assigns . . . . . . 42
     8.04.   No Implied Waiver . . . . . . . . . . . . . . . . 42
     8.05.   Headings. . . . . . . . . . . . . . . . . . . . . 42
     8.06.   Entire Agreement. . . . . . . . . . . . . . . . . 42
     8.07.   Counterparts. . . . . . . . . . . . . . . . . . . 42
     8.08.   Notices . . . . . . . . . . . . . . . . . . . . . 42
     8.09.   Severability. . . . . . . . . . . . . . . . . . . 44


Exhibit A    Form of Letter of Transmittal
Exhibit B    Form of Affiliate Agreement
Exhibit C    Shareholder Tax Certificate
Exhibit D    Officer/Director Tax Certificate
Exhibit E    Form of Opinion of Counsel of Mercantile
Exhibit F    Form of Opinion of Counsel of Seller


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                  AGREEMENT AND PLAN OF MERGER
                  ----------------------------

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is
made and entered into on July 24, 1995 by and among MERCANTILE
BANCORPORATION INC., a Missouri corporation ("Mercantile"),
MERCANTILE BANCORPORATION INCORPORATED OF ILLINOIS, a Missouri
corporation ("Merger Sub" and, collectively with Mercantile, the
"Buyers") and FIRST STERLING BANCORP, INC., an Illinois
corporation ("Seller").
                      W I T N E S S E T H:
                      - - - - - - - - - -

     WHEREAS, Merger Sub is a wholly-owned subsidiary of Mercantile, and each of Mercantile and Merger Sub is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"); and

     WHEREAS, Seller is registered as a bank holding company under the BHCA; and

     WHEREAS, the respective Boards of Directors of Seller and Merger Sub and the Executive Committee of the Board of Directors of Mercantile have approved the merger (the "Merger") of Seller with and into Merger Sub pursuant to the terms and subject to the conditions of this Agreement; and

     WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

     NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                            ARTICLE I
                            ---------

                           THE MERGER

     1.01.    The Merger.  (a)  Subject to the terms and
              ----------
conditions of this Agreement, Seller shall be merged with and into Merger Sub in accordance with Chapter 351 of the Missouri
Revised Statutes (the "Missouri Statute") and Article 11 of the
Illinois Business Corporation Act (the "Illinois Act"), and the
separate corporate existence of Seller shall cease.  Merger Sub shall be the surviving corporation of the Merger (sometimes
referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Missouri.

     1.02.    Closing.  The closing (the "Closing") of the
              -------
Merger shall take place at 10:00 a.m., local time, on the date that the Effective Time (as defined in Section 1.03) occurs (the
"Closing Date").

     1.03.    Effective Time.  The Merger shall become
              --------------
effective (the "Effective Time") upon the issuance of the
certificate of merger by the Secretary of State of the State of
Missouri.  Buyers shall cause articles of merger to be filed with the Secretary of State of the


State of Missouri and a certificate of merger to be filed with the Secretary of State of the State of Illinois, as soon as practicable after the Closing. Unless otherwise mutually agreed in writing by Buyers and Seller, subject to the terms and conditions of this Agreement, the Effective Time shall occur on such date as Buyers shall notify Seller in writing (such notice to be at least five business days in advance of the Effective Time), which date shall be the last to occur of (i) January 2, 1996 and (ii) the first business day of the first full calendar month commencing at least five business days following the satisfaction of all conditions set forth in Section 6.01(a) and 6.01(b) (the "Approval Date").

     1.04.    Additional Actions.  If, at any time after the
              ------------------
Effective Time, either of the Buyers shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all right, title or interest in, to or under any of the rights, properties or assets of Seller or (b) otherwise carry out the purposes of this Agreement, Seller and its respective officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are
authorized in the name of Seller or otherwise to take any and all such action.

     1.05.    Articles of Incorporation and Bylaws.  The
              ------------------------------------
Articles of Incorporation and Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of
Incorporation and Bylaws of the Surviving Corporation following the Merger, until otherwise amended or repealed.

     1.06.    Boards of Directors and Officers.  The
              --------------------------------
directors and officers of Merger Sub immediately prior to the
Effective Time shall be the directors and officers, respectively, of the Surviving Corporation following the Merger, and such
directors and officers shall hold office in accordance with the
Surviving Corporation's Bylaws and applicable law.

     1.07.    Conversion of Securities.  At the Effective
              ------------------------
Time, by virtue of the Merger and without any action on the part of Buyers, Seller or the holder of any of the following
securities:

          (a) Each share of the common stock, $1.00 par value, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation; and

          (b) Each share of common stock, $1.00 par value, of Seller ("Seller Common Stock") issued and outstanding at the Effective Time (other than any shares held by Seller, Mercantile or any of their respective wholly owned subsidiaries (in each case other than in a fiduciary capacity or as a result of debts previously contracted), which shall be cancelled, and other than any Dissenting
     Shares (as

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
     defined in Section 1.09)), shall cease to be outstanding and shall be converted into and become the right to receive 0.1415 shares (the "Exchange Ratio") of common stock, $5.00 par value, of Mercantile and the associated rights under the "Mercantile Rights Agreement," as such term is defined in Section 3.02 hereof ("Mercantile
     Common Stock"). The Exchange Ratio was computed by aggregating the total number of shares of Seller Common
     Stock that were issued and outstanding on the date of this Agreement with the total number of shares of Seller Common
     Stock that are reserved for issuance pursuant to options, warrants, scrip, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, Seller Common Stock and dividing such number of shares of Seller Common Stock into 521,424, the aggregate number of shares of Mercantile Common Stock to be issued in the Merger.

     1.08.    Exchange Procedures.
              -------------------

          (a) As soon as practicable following, and in any event
     no more than five (5) business days after the Effective
     Time, Mercantile shall mail or cause to be mailed to
     holders of record of certificates formerly representing
     shares of Seller Common Stock (the "Certificates"), as
     identified on the Seller Shareholder List, as provided
     pursuant to Section 1.11 hereof, letters advising them of
     the effectiveness of the Merger and instructing them to
     tender such Certificates to Mercantile or its duly
     appointed agent (such agent to be reasonably acceptable to
     Seller) as exchange agent (the "Exchange Agent"), pursuant to the letter of transmittal (in substantially the form set forth in Exhibit A to this Agreement) enclosed therewith.
              ---------

          (b) Subject to Section 1.11, after the Effective Time, each previous holder of a Certificate that surrenders such Certificate to Exchange Agent, with a properly completed and executed letter of transmittal with respect to such Certificate will be entitled to a certificate or certificates representing the number of full shares of Mercantile Common Stock, into which the Certificate so surrendered shall have been converted pursuant to this Agreement, and any distribution theretofore declared and not yet paid with respect to such shares of Mercantile
     Common Stock and any amount due with respect to fractional shares, without interest. Such shares of Mercantile Common
     Stock, any amount due with respect to fractional shares and any distribution shall be delivered by Mercantile to each such holder as promptly as practicable after such surrender.

          (c) Each outstanding Certificate shall until duly surrendered to Buyers be deemed to evidence ownership of the consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.

          (d) After the Effective Time, holders of Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the consideration provided for in this Agreement. After the closing of the transfer books as described in Section 1.11 hereof, there shall be no further transfer on the records of Seller of Certificates, and if such Certificates are presented to Seller for transfer, they shall be cancelled against

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
     delivery of the consideration provided therefor in this Agreement. Buyers shall not be obligated to deliver the consideration to which any former holder of Seller
     Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided herein.
     No dividends declared on Mercantile Common Stock will be remitted to any person entitled to receive Mercantile
     Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Mercantile Common Stock, at which time such dividends shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by an affiliate shall not be exchanged until Buyers have received a written agreement from such affiliate as required pursuant to Section 5.07 hereof. No party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

     1.09.    Dissenting Shares.
              -----------------

          (a) "Dissenting Shares" means any shares held by any holder who becomes entitled to payment of the fair value of such shares under Section 11.70 of the Illinois Act. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of such law and Mercantile shall cause the Surviving Corporation to pay such consideration with funds provided by Mercantile.

          (b) Each party hereto shall give the other prompt notice of any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments, served pursuant to the Illinois Act received by such party, and Seller shall give Mercantile the opportunity to participate in all negotiations and proceedings with respect to such demands. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Mercantile, which consent shall not be unreasonably withheld, settle or offer to settle any such demands.

     1.10.    No Fractional Shares.  Notwithstanding any other
              --------------------
provision of this Agreement, neither certificates nor scrip for fractional shares of Mercantile Common Stock shall be issued in the Merger.  Each holder who otherwise would have been entitled to a fraction of a share of Mercantile Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing stock price of
Mercantile Common Stock on the New York Stock Exchange ("NYSE")
Composite Tape as reported in The Wall Street Journal on the
                              -----------------------
Closing Date.  No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

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

     1.11.    Closing of Stock Transfer Books.
              -------------------------------

          (a) The stock transfer books of Seller shall be closed at the end of business on the business day immediately preceding the Closing Date. In the event of a transfer of ownership of Seller Common Stock which is not registered in the transfer records prior to the closing of such record books, the shares of Mercantile Common Stock issuable with respect to such stock may be delivered to the transferee, if the Certificate or Certificates representing such stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes are paid.

          (b) At the Effective Time, Seller shall provide Buyer with a complete and verified list of registered holders of Seller Common Stock based upon its stock transfer books as of the closing of said transfer books (the "Seller
     Shareholder List"). Buyers shall be entitled to rely upon the Seller Shareholder List to establish the identity of those persons entitled to receive consideration specified in this Agreement, which List shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Buyers shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.


     1.12.    Anti-Dilution Adjustments.  If between the date of
              -------------------------
this Agreement and the Effective Time a share of Mercantile
Common Stock shall be changed into a different number of shares of Mercantile Common Stock or a different class of shares by reason of reclassification, recapitalization, split-up,
combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then appropriate and proportionate adjustment or
adjustments will be made to the Exchange Ratio such that each shareholder of Seller shall be entitled to receive such number of shares of Mercantile Common Stock or other securities as such shareholder would have received pursuant to such
reclassification, recapitalization, split-up, combination,
exchange of shares or readjustment or as a result of such stock dividend had the record date therefor been immediately following the Effective Time.

     1.13.    Reservation of Right to Revise Transaction.
              ------------------------------------------
Buyers may at any time change the method of effecting the
acquisition of Seller by Buyers (including without limitation the provisions of this Article I) if and to the extent Buyers deem such change to be desirable to provide for (i) a merger of Merger
Sub with and into Seller, in which Seller is the surviving
corporation or (ii) a merger of Seller directly into Mercantile, in which Mercantile is the surviving corporation, provided,
                                                  --------
however, that no such change shall (A) alter or change the amount
-------
or kind of the consideration to be received by the shareholders of Seller in the Merger, (B) adversely affect any representation, warranty or covenant of Buyers contained herein, (C) adversely affect the tax treatment to Seller shareholders, as generally described in Section 6.01(e) hereof, (D) otherwise adversely affect the rights of Seller or any shareholders of Seller
hereunder, or (E) impede or delay receipt of any approvals
referred to in Section 6.01(b) or the consummation of the
transactions contemplated by this Agreement.

                                    - 5 -


                           ARTICLE II
                           ----------
       REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

     As an inducement to Buyers to enter into and perform their respective obligations under this Agreement, and, except as otherwise provided herein, notwithstanding any examination, inspection, audit or any other investigation made by Buyers, Seller represents and warrants to and covenants with Buyers as follows:

     2.01.    Organization and Authority.  Seller is a
              --------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, is duly qualified to do business and is in good standing in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires it to be so qualified and the failure to be so qualified or in good standing would have a material adverse
affect on the Condition of the Seller and the Seller Subsidiaries
(as such terms are defined in Section 2.02), taken as a whole and has corporate power and authority to own its properties and
assets and to carry on its business as it is now being conducted.
Seller is registered as a bank holding company with the Board of
Governors of the Federal Reserve System (the "Federal Reserve
Board") under the BHCA.  True and complete copies of the Articles of Incorporation and Bylaws of Seller and of the Articles of
Association and Bylaws of First National Bank of Sterling--Rock
Falls ("Bank"), a national banking association and wholly-owned subsidiary of Seller, each as in effect on the date of this
Agreement, have been provided to Buyers.

     2.02.    Subsidiaries.
              ------------

          (a) Schedule 2.02 sets forth, a complete and correct
              -------------
     list of all of Seller's "Subsidiaries" (as defined in Rule
     1-02 of Regulation S-X promulgated by the Securities and
     Exchange Commission (the "SEC"); each a "Seller Subsidiary"
     and collectively the "Seller Subsidiaries"), all
     outstanding Equity Securities (as defined in Section 2.03)
     of each of which are owned directly or indirectly by
     Seller.  All of the outstanding shares of capital stock of the Seller Subsidiaries owned directly or indirectly by
     Seller are validly issued, fully paid and nonassessable and are owned free and clear of any lien, claim, charge,
     option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto.
     Each of the Seller Subsidiaries is a corporation or bank
     duly incorporated or organized and validly existing under
     the laws of its jurisdiction of incorporation or
     organization, and has corporate power and authority to own or lease its properties and assets and to carry on its
     business as it is now being conducted.  Each of the Seller
     Subsidiaries is duly qualified to do business in each
     jurisdiction where the ownership or leasing of its
     properties or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a material adverse effect on the financial
     condition, results of operations or business (collectively, the "Condition") of Seller

                                    - 6 -

     and the Seller Subsidiaries, taken as a whole. Neither Seller nor any Seller Subsidiary owns beneficially, directly or indirectly, any shares of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or organization, or any interest in a partnership or joint venture of any kind, other than those identified as Seller Subsidiaries in Schedule 2.02 hereof.

          (b) The deposits of Bank are insured by the Federal
     Deposit Insurance Corporation (the "FDIC") under the
     Federal Deposit Insurance Act of 1950, as amended (the "FDI
     Act").

     2.03.    Capitalization.  The authorized capital stock of
              --------------
Seller consists of 5,000,000 shares of Seller Common Stock, of which, as of March 31, 1995, 3,685,061 shares were issued and outstanding.  Since March 31, 1995, no Equity Securities of
Seller have been issued.  "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other Equity
Securities of such issuer, or contracts, commitments, understand-
ings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity
Securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other Equity Securities.
Except as set forth above, there are no other Equity Securities of Seller outstanding.  All of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid, and
nonassessable, and have not been issued in violation of any
preemptive right of any shareholder of Seller.  Seller has
previously delivered a valid list of shareholders dated on or prior to the date of this Agreement.

     2.04.    Authorization.
              -------------

          (a) Seller has the corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the shareholders of Seller and Regulatory
     Authorities (as defined in Section 2.06), to carry out its obligations hereunder. The only shareholder vote required for Seller to approve this Agreement is the affirmative vote of the holders of at least two-thirds of the outstanding shares of Seller Common Stock entitled to vote at a meeting called for such purpose. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby in accordance with and subject to the terms of this Agreement have been duly authorized by the Board of Directors of Seller. Subject to the approval of Seller's shareholders and subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

          (b) Neither the execution nor delivery nor performance by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or

                                    - 7 -

     result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Seller or any of the Seller
     Subsidiaries under any of the terms, conditions or provisions of (x) its articles of incorporation or bylaws or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any of the Seller Subsidiaries is a party or by which it may be bound, or to which Seller or any of the Seller
     Subsidiaries or any of the properties or assets of Seller or any of the Seller Subsidiaries may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 2.04 violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of the Seller
     Subsidiaries or any of their respective properties or assets; other than, with respect to (i) and (ii) above, such violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole.

          (c) Other than in connection or in compliance with the provisions of the Missouri Act, the Illinois Act, the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange
     Act of 1934 and the rules and regulations thereunder (the
     "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, the Illinois Bank Holding Company Act of 1957 (the
     "Illinois BHCA"), or any required approvals of the Federal
     Reserve Board, the Illinois Commissioner of Banks and Trust
     Companies (the "Illinois Commissioner"), or other governmental agencies or governing boards having regulatory authority over Seller or any Seller Subsidiary, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

     2.05.    Seller Financial Statements.
              ---------------------------

          (a) Attached hereto as Schedule 2.05(a) are copies of
                                 ----------------
     the following financial statements:
              (i)        Audited consolidated balance sheets of
          Seller as of September 30, 1994 and 1993, related
          audited consolidated statements of income, changes in
          shareholders' equity and cash flows for each of the
          three (3) years in the period ended December 31, 1994,
          together with the notes thereto, audited by Seller's
          independent auditors;

              (ii) Unaudited consolidated balance sheets of Seller as of June 30, 1995 and 1994 and related consolidated statements of income, and changes in shareholders' equity for the nine-month period ended
          June 30, 1995;

                                    - 8 -

              (iii)      The Form F.R. Y-9C and F.R. Y-9LP
          reports of Seller as of September 30, 1994, 1993 and 1992 and as of March 31, 1995; and

              (iv)       The Consolidated Reports of Condition
          and Income of Bank as of and for the years ended
          December 31, 1994, 1993 and 1992, as filed by Bank with the FDIC.

          (b) The financial statements referenced in Schedule
                                                     --------
     2.05(a) are referred to collectively as the "Seller
     -------
     Financial Statements."  The Seller Financial Statements
     have been prepared in accordance with generally accepted
     accounting principles ("GAAP") or, as to the financial
     statements referenced in subsections (a) (iii) and (iv)
     above, regulatory accounting principles, consistently
     applied during the periods involved, and present fairly
     (subject, in the case of the Seller Financial Statements
     referred to in (a)(ii) to normal year end adjustments and
     to the absence of cash flow statements for the periods
     specified therein) the consolidated financial position of
     Seller, Bank and their respective Subsidiaries, as the case may be, at the dates thereof and the consolidated results
     of operations and cash flows (with respect to the Seller
     Financial Statements described in (a)(i)) of Seller, Bank
     and their respective Subsidiaries, as the case may be, for the periods stated therein.

          (c) Seller and the Seller Subsidiaries have each prepared, kept and maintained through the date hereof true, correct and complete financial and other books and records of their affairs which fairly reflect their respective financial conditions and results of operations.

     2.06.    Seller Reports.  Since June 30, 1995, each of
              --------------
Seller and the Seller Subsidiaries has timely filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with any
federal, state, municipal, or local government, securities,
banking, savings and loan, insurance and other governmental or regulatory authority, and the agencies and staffs thereof (such entities being referred to herein collectively as the "Regulatory
Authorities" and individually as a "Regulatory Authority"),
having jurisdiction over the affairs of it.  All such material reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Seller Reports."  As of each of their respective dates, the Seller Reports complied in all material respects with all the rules and regulations
promulgated by the applicable Regulatory Authority.  With respect to Seller Reports filed with the Regulatory Authorities, there is no material unresolved violation, criticism or exception by any
Regulatory Authority with respect to any report or statement filed by, or any examinations of, Seller or any of the Seller
Subsidiaries.

     2.07.    Title to and Condition of Assets.
              --------------------------------

          (a) Except as may be reflected in the Seller Financial
     Statements and with the exception of all real property
     Seller and the Seller Subsidiaries have, and at the Closing
     Date will have, good and marketable title to its owned properties and assets, including, without limitation, those reflected in the Seller Financial Statements (except those disposed of since the date thereof), free and clear of any Lien, except

                                    - 9 -

     for Liens for (i) taxes, assessments or other governmental charges not yet delinquent (ii) Liens that do not in the aggregate materially adversely affect the conduct of the business of Seller and the Seller
     Subsidiaries, taken as a whole, as presently conducted or the aggregate value of all such property and assets, and
     (iii) as set forth or described in the Seller Financial
     Statements or any subsequent Seller financial statements delivered to Buyers prior to the Effective Time.

          (b) No material properties or assets that are reflected as owned by Seller or any of the Seller
     Subsidiaries in the Seller Financial Statements as of June
     30, 1995 have been sold, leased, transferred, assigned or otherwise disposed of since June 30, 1995, except in the ordinary course of business.

          (c) All furniture, fixtures, vehicles, machinery and equipment and computer software owned or used by Seller or the Seller Subsidiaries, including any such items leased as a lessee, (taken as a whole as to each of the foregoing with no single item deemed to be of material importance) are, in all material respects, in good working order and free of known defects, subject only to normal wear and tear. The operation by Seller or the Seller Subsidiaries of such properties and assets is in compliance with all applicable laws, ordinances and rules and regulations of any governmental authority having jurisdiction over such use, except where the failure to be in compliance would not have a material adverse effect on the Condition of the Seller and the Seller Subsidiaries, taken as a whole.

     2.08.    Real Property.
              -------------

          (a) The legal description of each parcel of real
     property owned by Seller or any of the Seller Subsidiaries
     (other than real property acquired in foreclosure or in
     lieu of foreclosure in the course of the collection of
     loans and being held by Seller or a Seller Subsidiary for
     disposition as required by law) is set forth in Schedule
                                                     --------
     2.08(a) under the heading "Owned Real Property" (such real
     -------
     property being herein referred to as the "Owned Real
     Property").  The legal description of each parcel of real
     property leased by Seller or any of the Seller Subsidiaries is also set forth in Schedule 2.08(a) under the heading
                          ----------------
     "Leased Real Property" (such real property being herein
     referred to as the "Leased Real Property").  Collectively, the Owned Real Property and the Leased Real Property is
     herein referred to as the "Real Property."

          (b) There is no pending action involving Seller or any of the Seller Subsidiaries as to the title of or the right of Seller or any of the Seller Subsidiaries to use any of the Real Property, the resolution of which is reasonably likely to have a material adverse effect on the use of any such real property, provided however, that Seller shall provide Mercantile with notice of any such actions, whether they are reasonably likely to have a material adverse effect or not.

          (c) Neither Seller nor any of the Seller Subsidiaries has any interest in any other real property except interests as a mortgagee, and except for any real property acquired in foreclosure or in lieu of foreclosure and being held for disposition as required by law.

                                    - 10 -

          (d) None of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line in any material respect and all such buildings, structures and improvements are located and constructed in conformity with all applicable zoning ordinances and building codes except where such encroachment or non-conformity does not individually or in the aggregate materially adversely affect the use or value of the parcel of Real Property.

          (e) Except as set forth in Schedule 2.15(c) none of the buildings, structures or improvements located on the Owned Real Property are the subject of any official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code, and to the best knowledge of Seller there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, threatened, with respect to any such building, structure or improvement except such restrictions, actions or proceedings that do not individually or in the aggregate materially adversely affect the use or value of the parcel of Owned Real Property. Except as set forth in Schedule
     2.15(c) the Owned Real Property is in generally good condition for its intended purposes, ordinary wear and tear excepted, and has been maintained in accordance with reasonable and prudent business practices applicable to like facilities.

          (f) Except as set forth in Schedule 2.15(c) or except
                                     ----------------
     as may be reflected in the Seller Financial Statements or
     with respect to such easements, Liens, defects or
     encumbrances as do not individually or in the aggregate
     materially adversely affect the use or value of the parcel of Owned Real Property, Seller and the Seller Subsidiaries
     have, and at the Closing Date will have, good and
     marketable title to their respective Owned Real Properties.

     2.09.    Taxes.  Seller and each Seller Subsidiary have
              -----
timely filed or will timely (including extensions) file all
material tax returns required to be filed at or prior to the
Closing Date ("Seller Returns").  Each of Seller and the Seller
Subsidiaries has paid, or set up adequate reserves on the Seller
Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and has set up reserves on the most recent Seller Financial Statements substantially equal to the amount of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such Seller Financial Statements.  Neither
Seller nor any Seller Subsidiary has any liability material to the Condition of Seller and the Seller Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established, and no material deficiencies for any tax, assessment or governmental charge have been proposed,
asserted or assessed (tentatively or definitely) against any of
Seller or any of the Seller Subsidiaries which would not be
covered by existing reserves.  Neither Seller nor any of the

                                    - 11 -

Seller Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending.
Neither the Seller or any of the Seller Subsidiaries has been audited by the Internal Revenue Service (the "IRS") or appropriate state tax authorities during the previous seven years. There is no deficiency or refund litigation or, to the best knowledge of Seller, matter in controversy with respect to Seller Returns. Neither Seller nor any of the Seller
Subsidiaries has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

     2.10.    Material Adverse Change.  Since June 30, 1995,
              -----------------------
there has been no material adverse change in the Condition of
Seller and the Seller Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and
regulations, GAAP or regulatory accounting principles or
interpretations thereof, or changes in economic conditions,
including interest rates, applicable to commercial banking
institutions generally and other than for changes to the extent of  established reserves or accruals in the Seller Financial
Statements.

     2.11.    Loans, Commitments and Contracts.
              --------------------------------

          (a) Schedule 2.11(a) contains a complete and accurate
              ----------------
     listing as of the date hereof of all contracts entered into with respect to deposits of $250,000 or more, by account,
     and all loan agreements and commitments, notes, security
     agreements, repurchase agreements, bankers' acceptances,
     outstanding letters of credit and commitments to issue
     letters of credit, participation agreements, and other
     documents relating to or involving extensions of credit and other commitments to extend credit by Seller or any of the
     Seller Subsidiaries with respect to any one entity or
     related group of entities in excess of $250,000, to which
     any of the foregoing is a party or by which it is bound, by account, and, where applicable, such other information as
     shall be reasonably necessary to identify any related group of entities.

          (b) Except as set forth on Schedule 2.11(b) and except
                                     ----------------
     for the contracts and agreements required to be listed on
     Schedule 2.11(a) and the loans required to be listed on
     ----------------
     Schedule 2.11(f), as of the date hereof neither Seller nor
     ----------------
     any of the Seller Subsidiaries is a party to or is bound by any:

              (i)        agreement, contract, arrangement,
          understanding or commitment with any labor union;

              (ii)       franchise or license agreement;

              (iii)      written employment, severance or
          termination pay, agency, consulting or similar agreement or commitment in respect of personal services;

              (iv)       any material agreement, arrangement or
          commitment (A) not made in the ordinary course of business, or (B) pursuant to which Seller or any of the Seller Subsidiaries is or may become obligated to invest in or contribute to any Seller Subsidiary other than pursuant to Seller Employee Plans (as that

                                    - 12 -

          term is defined in Section 2.19 hereof) and agreements
          relating to joint ventures or partnerships set forth in
          Schedule 2.02, true and complete copies of which have
          -------------
          been furnished to Buyers;

              (v)        any agreement, indenture or other
          instrument not disclosed in the Seller Financial
          Statements relating to the borrowing of money by Seller or any of the Seller Subsidiaries or the guarantee by Seller or any of the Seller Subsidiaries of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Seller or any of the Seller
          Subsidiaries, such as deposits, Federal Funds borrowings and repurchase and reverse repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $50,000;

              (vi)       any contract containing covenants which
          limit the ability of Seller or any of the Seller
          Subsidiaries to compete in any line of business or with any person or which involves any restrictions on the geographical area in which, or method by which, Seller or any of the Seller Subsidiaries may carry on their respective businesses (other that as may be required by law or any applicable Regulatory Authority);

              (vii)      any other contract or agreement which
          would be a "material contract" within the meaning of
          Item 601(b)(10) of Regulation S-K as promulgated by the SEC (if Seller had a class of securities registered under Section 12 of the Exchange Act) to be performed after the date of this Agreement;

              (viii)     any lease with annual rental payments
          aggregating $50,000 or more;

              (ix)       loans or other obligations payable or
          owing to any officer, director or employee except (A) salaries, wages and directors' fees or other compensation incurred and accrued in the ordinary course of business and (B) obligations due in respect of any depository accounts maintained by any of the foregoing at the Seller or any of the Seller
          Subsidiaries in the ordinary course of business;

              (x)        loans or debts payable or owing by any
          executive officer or director of Seller or any of the Seller Subsidiaries or any other person or entity deemed an "executive officer" or a "related interest" of any of the foregoing, as such terms are defined in Regulation O of the Federal Reserve Board;

              (xi)       any other agreement, contract, arrange-
          ment, understanding or commitment involving an obligation by Seller or any of the Seller Subsidiaries of more than $50,000 and extending beyond six months from the date hereof that cannot be cancelled without cost or penalty upon notice of 30 days or less, other than contracts entered into in respect of deposits, loan agreements, and commitments, notes, security agreements, repurchase and reverse repurchase

                                    - 13 -

          agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Seller or any of the Seller Subsidiaries in the ordinary course of business and not involving extensions of credit with respect to any one entity or related group of entities in excess of $250,000.

          (c) Seller and/or the Seller Subsidiaries carry
     property, liability, director and officer errors and
     omissions, products liability and other insurance coverage as set forth in Schedule 2.11(c) under the heading
                     ----------------
     "Insurance."

          (d) True, correct and complete copies of the
     agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11 (a), (b) and (c)
                              -------------------------------
     have been or shall be furnished or made available to
     Buyers.

          (e) To the best knowledge of Seller, each of the
     agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11 (a), (b) and (c) is
                              -------------------------------
     a valid, binding and enforceable obligation of the parties sought to be bound thereby, except as the enforceability
     thereof against the parties thereto (other than Seller or
     any of the Seller Subsidiaries) may be limited by
     bankruptcy, insolvency, reorganization, moratorium and
     other laws now or hereafter in effect relating to the
     enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies and except where
     the failure of such agreement, contract, lease, insurance
     policy or other document would not have a material adverse effect on the Condition of Seller and the Seller
     Subsidiaries, taken as a whole.

          (f) Schedule 2.11(f) under the heading "Loans"
              ----------------
     contains a true, correct and complete listing, as of the
     date of this Agreement, by account, of (i) all loans in
     excess of $100,000 of the Seller or any of the Seller
     Subsidiaries which have been accelerated during the past
     twelve months; (ii) all loan commitments or lines of credit of Seller or any of the Seller Subsidiaries in excess of
     $100,000 which have been terminated by Seller or any of the
     Seller Subsidiaries during the past twelve months by reason of default or adverse developments in the condition of the borrower or other events or circumstances affecting the
     credit of the borrower; (iii) all loans, lines of credit
     and loan commitments in excess of $100,000 as to which
     Seller or any of the Seller Subsidiaries has given written notice of its intent to terminate during the past twelve
     months; (iv) with respect to all loans in excess of
     $100,000 all notification letters and other written
     communications from Seller or any of the Seller
     Subsidiaries to any of their respective borrowers,
     customers or other parties during the past twelve months
     wherein Seller or any of the Seller Subsidiaries has
     requested or demanded that actions be taken to correct
     existing defaults or facts or circumstances which may
     become defaults; (v) each borrower, customer, or other
     party which has notified Seller or any of the Seller
     Subsidiaries during the past twelve months of, or has
     asserted against Seller or any of the Seller Subsidiaries, in each case in writing, any "lender liability" or similar claim, and, to the best knowledge of Seller, each borrower, customer or other party which has given Seller or any of the

                                    - 14 -

     Seller Subsidiaries any oral notification of, or orally asserted to and against Seller or any of the Seller
     Subsidiaries, any such claim; (vi) all loans in excess of $50,000 (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) that have been classified
     "doubtful," "substandard," "loss" or the equivalent thereof by any Regulatory Authority, (D) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (E) the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (F) where a specific reserve allocation exists in connection therewith.

     2.12.    Absence of Defaults.  Neither Seller nor any of
              -------------------
the Seller Subsidiaries is in violation of its charter documents or bylaws or in default under any material agreement, commitment, arrangement, lease, insurance policy, or other instrument or document, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not
occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default thereunder,
except, in all cases, where such default would not have a
material adverse effect on the Condition of Seller and the Seller
Subsidiaries, taken as a whole.

     2.13.    Litigation and Other Proceedings.  Except as set
              --------------------------------
forth on Schedule 2.13 neither Seller nor any of the Seller
Subsidiaries is a party to any pending or, to the best knowledge of Seller, threatened claim, action, suit, investigation or
proceeding, or is subject to any order, judgment or decree,
except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Seller and the Seller Subsidiaries,
taken as a whole.  Without limiting the generality of the
foregoing, there are no actions, suits or proceedings pending or, to the best knowledge of Seller, threatened against Seller or any of the Seller Subsidiaries or any of their respective officers or directors by any shareholder of Seller or any of the Seller
Subsidiaries (or any former shareholder of Seller or any of the
Seller Subsidiaries) or involving claims under the Community
Reinvestment Act of 1977, as amended, the Bank Secrecy Act, the fair lending laws or any other applicable laws except such claims as would not be reasonably expected to have a material adverse affect on the Condition of Sellers and the Seller Subsidiaries,
taken as a whole.

     2.14.    Directors' and Officers' Insurance.  Each of
              ----------------------------------
Seller and the Seller Subsidiaries has taken or will take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder in all material respects with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby)
occurring prior to the Effective Time that are known to Seller, except for such matters which, individually or in the aggregate, will not have and reasonably could not be expected to have a material adverse effect on the Condition of Seller and the Seller
Subsidiaries, taken as a whole.

                                    - 15 -

     2.15.    Compliance with Laws.
              --------------------

          (a) To the best knowledge of Seller, Seller and each of the Seller Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and to the best knowledge of Seller no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current; in each case above, except for permits, licenses, authoriza-tions, orders, approvals, filings, applications and registrations the failure to have (or have made) or be current which would not have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole.

          (b) (i) Except as set forth on the Schedules attached hereto, each of Seller and the Seller Subsidiaries has complied with all laws, regulations and orders (including without limitation zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974, as amended
     ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations including without limitation in the case of Seller or any Seller Subsidiary that is a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to it and to the conduct of its business, except where such failure to comply would not have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole, and (ii) neither Seller nor any of the Seller Subsidiaries is in default under, and to the best knowledge of Seller no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal or local, and whether at law or in equity, except where such default would not have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole.

          (c) Except as otherwise scheduled on Schedule 2.15(c) hereto, neither Seller nor any of the Seller Subsidiaries is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Seller (whether directly or, to the best knowledge of Seller, as a consequence of such Property being part of the investment portfolio of Seller or any of the Seller Subsidiaries) (A) that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, and any other substance or waste that is hazardous to human health or the environment
     (collectively, a "Toxic Substance"), or (B) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof; and which, in each case above, reasonably could be expected to have a

                                    - 16 -

     material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole. "Property" shall include all property (real or personal) owned or controlled by Seller or any of the Seller Subsidiaries, including without limitation property under foreclosure, property held by Seller or any of the Seller Subsidiaries in its capacity as a trustee and property in which any venture capital or similar unit of Seller or any of the Seller Subsidiaries has an interest. Except as set forth in Schedule 2.15(c)no action, suit or proceeding is pending and no material claim has been asserted against Seller or any of the Seller
     Subsidiaries relating to Property of Seller or any of the Seller Subsidiaries before any court or other Regulatory
     Authority or arbitration tribunal relating to Toxic
     Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting Seller or any of the Seller
     Subsidiaries with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Seller or any of the Seller
     Subsidiaries which reasonably could be expected to have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole.

          (d) Since December 31, 1991, neither Seller nor any of the Seller Subsidiaries has received any notification or communication which has not been resolved from any Regulatory Authority (i) asserting that any Seller or any of the Seller Subsidiaries is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which reasonably could not be expected to have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to the Condition of Seller and the Seller Subsidiaries, taken as a whole, including without limitation such company's status as an insured depository institution under the FDI Act, (iii) requiring or threatening to require Seller or any of the Seller
     Subsidiaries, or indicating that Seller or any of the Seller Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any material manner the operations of Seller or any of the Seller
     Subsidiaries, including without limitation any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

          (e) Neither Seller nor any of the Seller Subsidiaries is required by Section 32 of the FDI Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

     2.16.    Labor.  No work stoppage involving Seller or any
              -----
of the Seller Subsidiaries is pending or, to the best knowledge of Seller, threatened.  Neither Seller nor any of the Seller
Subsidiaries is involved in, or, to the best knowledge of Seller, threatened with or any labor dispute, arbitration, lawsuit or administrative proceeding, involving the employees of Seller or any of the Seller Subsidiaries which reasonably could be expected to have a material

                                    - 17 -

adverse affect on the Condition of Seller and the Seller
Subsidiaries, taken as a whole. None of the employees of Seller or the Seller Subsidiaries are represented by any labor union or any collective bargaining organization.

     2.17.    Material Interests of Certain Persons.  To the
              -------------------------------------
best knowledge of Seller no officer or director of Seller or any of the Seller Subsidiaries, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Seller or any of the Seller Subsidiaries, which in the case of Seller and each of the Seller Subsidiaries would be required to be disclosed by Item 404 of Regulation S-K
promulgated by the SEC if such entity had a class of securities registered under Section 12 of the Exchange Act.

     2.18.    Allowance for Loan and Lease Losses; Non-Performing
              ---------------------------------------------------
Assets.
------

          (a) All of the accounts, notes, and other receivables which are reflected in the Seller Financial Statements as of June 30, 1995 were acquired in the ordinary course of business and, to the best knowledge of Seller, as of June
     30, 1995, were collectible in full in the ordinary course of business, except for possible loan and lease losses which are adequately provided for in all material respects in the allowance for loan and lease losses reflected in such Seller Financial Statements, and the collection experience of Seller and the Seller Subsidiaries since June
     30, 1995, to the date hereof has not deviated in any material and adverse manner from the credit and collection experience of the Seller and the Seller Subsidiaries, taken as a whole, in the nine months ended June 30, 1995.

          (b) The allowances for loan losses contained in the Seller Financial Statements were established in accordance with the past practices and experiences of Seller and the Seller Subsidiaries, and the allowance for loan and lease losses shown on the consolidated condensed balance sheet of Seller and the Seller Subsidiaries as of June 30, 1995, were adequate in all material respects under the requirements of GAAP, or regulatory accounting principles, as the case may be to provide for possible losses on loans and leases (including without limitation accrued interest receivable) and credit commitments (including without limitation stand-by letters of credit) as of the date of such balance sheet.

          (c) Schedule 2.18(c) sets forth as of the date of this
              ----------------
     Agreement all assets classified by Seller as real estate
     acquired through foreclosure or repossession, including
     impaired loans.

          (d) The aggregate amount of all Nonperforming Assets
     (as defined below) on the books of Seller and its Subsidiaries does not exceed six-tenths of one percent of the gross amounts of all loans and leases on the books of Seller and the Seller Subsidiaries taken as a whole, plus
     Nonperforming Assets.  "Nonperforming Assets" shall mean
     (i) all loans (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) that have

                                    - 18 -

      been classified "doubtful," "loss," or the equivalent thereof by any Regulatory Agency, (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (E) where a specific reserve allocation exists in connection therewith, and (ii) all assets classified by Seller as real estate acquired through foreclosure or repossession, including impaired loans, and all other assets acquired through foreclosure or repossession.


     2.19.    Employee Benefit Plans.
              ----------------------

          (a) Schedule 2.19(a) lists all pension, retirement,
              ----------------
     supplemental retirement, stock option, stock purchase,
     stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, medical, disability, vacation, group insurance, severance and other employee benefit, incentive and welfare policies,
     contracts, plans and arrangements, and all trust agreements related thereto, maintained by or contributed to by Seller or any of the Seller Subsidiaries in respect of any of the present or former directors, officers, or other employees
     of and/or consultants to Seller or any of the Seller
     Subsidiaries (collectively, "Seller Employee Plans").
     Seller has furnished Buyers with the following documents
     with respect to each Seller Employee Plan: (i) a true and
     complete copy of all written documents comprising such
     Seller Employee Plan (including amendments and individual
     agreements relating thereto) or, if there is no such
     written document, an accurate and complete description of
     the Seller Employee Plan; (ii) the most recently filed Form
     5500 (including all schedules thereto), if applicable;
     (iii) the most recent financial statements and actuarial
     reports, if any; (iv) the summary plan description
     currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter,
     if any.

          (b) All Seller Employee Plans have been maintained and operated in all material respects in accordance with their terms and the requirements of all applicable statutes, orders, rules and final regulations, including without limitation, to the extent applicable, ERISA and the Internal Revenue Code of 1986, as amended (the "Code").
     All contributions required to be made to Seller Employee
     Plans by Seller or any Seller Subsidiaries have been made.

          (c) With respect to each of the Seller Employee Plans
     which is a pension plan (as defined in Section 3(2) of
     ERISA) (the "Pension Plans"):  (i) each Pension Plan which is intended to be "qualified" within the meaning of
     Section 401(a) of the Code has been determined to be so
     qualified by the IRS and such determination letter may
     still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the Code; (ii) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual
     valuation date (as indicated on Schedule 2.19(a)), exceed
                                     ----------------
     the value of the assets of the Pension Plan allocable to
     such vested

                                    - 19 -

     or accrued benefits; (iii) there has been no "prohibited transaction," as such term is defined in
     Section 4975 of the Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or the Seller or any of the Seller Subsidiaries, to any tax or penalty; (iv) no Pension Plan or any trust created thereunder has been terminated, nor has there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA since January
     1, 1989; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived). No Pension Plan is a "multiemployer plan" as that term is defined in Section
     3(37) of ERISA.

          (d) Except as set forth on Schedule 2.19(a) neither
                                     ----------------
     Seller nor any of the Seller Subsidiaries has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or
     regulation.


          (e) Neither Seller nor any of the Seller Subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code.

          (f) Neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any payment
     (including without limitation severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Seller or any of the Seller
     Subsidiaries from any of such entities, (ii) increase any benefit otherwise payable under any of the Seller Employee
     Plans or (iii) result in the acceleration of the time of payment of any such benefit. Seller shall use its best efforts to insure that no amounts paid or payable by Seller, the Seller Subsidiaries or Buyers to or with respect to any employee or former employee of Seller or any of the Seller Subsidiaries will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

     2.20.    Conduct of Seller to Date.  From and after June
              -------------------------
30, 1995, through the date of this Agreement, except as set forth in the Seller Financial Statements: (i) Seller and the Seller
Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii)
neither Seller nor any of the Seller Subsidiaries has issued, sold, granted, conferred or awarded any of its Equity Securities, or any corporate debt securities which would be classified under
GAAP as long-term debt on the balance sheets of Seller or the
Seller Subsidiaries; (iii) Seller has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) Seller has not declared, set aside or paid any dividend other than its regular quarterly dividends or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise
acquired or disposed of, directly or indirectly, any of its
Equity Securities, whether pursuant to the terms of such Equity
Securities or otherwise; (v) neither Seller nor any of the Seller
Subsidiaries has incurred any obligation or liability (absolute or contingent), except liabilities incurred in the ordinary
course of business or which are not

                                    - 20 -

material to the Condition of Seller and the Seller Subsidiaries, taken as a whole, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice or which are not material to the Condition of Seller and the Seller Subsidiaries, taken as a whole; (vi) neither
Seller nor any of the Seller Subsidiaries has discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither Seller nor any of the Seller Subsidiaries has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its material properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law or plan, neither Seller nor any of the Seller Subsidiaries has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Seller Employee
Plans or (D) agreed to do any of the foregoing; (ix) neither
Seller nor any Seller Subsidiary has suffered any damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, except where such damage, destruction or loss does not materially adversely affect the Condition of Seller or the Seller
Subsidiaries, taken as a whole; (x) neither Seller nor any of the Seller Subsidiaries has cancelled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Seller and the Seller Subsidiaries, and (xi) neither
Seller nor any of the Seller Subsidiaries has entered into any material transaction, contract or commitment outside the ordinary course of its business.

     2.21.    Absence of Undisclosed Liabilities.
              ----------------------------------

          (a) As of the date of this Agreement, neither Seller nor any of the Seller Subsidiaries has any debts, liabili-ties or obligations equal to or exceeding $25,000, individually or $150,000 in the aggregate, whether accrued, absolute, contingent or otherwise and whether due or to become due, which are required to be reflected in the Seller Financial Statements or the notes thereto in accordance with GAAP consistently applied except:

              (i) liabilities and obligations reflected on the Seller Financial Statements;

              (ii)       operating leases reflected on Schedule
                                                       --------
          2.11; and
          ----

              (iii) debts, liabilities or obligations incurred since June 30, 1995 in the ordinary and usual course of their respective businesses, none of which are for breach of contract, breach of warranty, torts, infringements or lawsuits and none of which have a material adverse effect on the Condition of the Seller and the Seller Subsidiaries, taken as a whole.

          (b) Neither Seller nor any of the Seller Subsidiaries was as of June 30,

                                    - 21 -

     1995, and since such date to the date hereof has become a party to, any contract or agreement, excluding deposits, loan agreements, and commitments, notes, security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Seller or any of the Seller Subsidiaries in the ordinary course of business which affected, affects or may reasonably be expected to affect, materially and adversely, the Condition of the Seller and the Seller Subsidiaries, taken as a whole.

     2.22.    Proxy Statement, Etc.  None of the information
              ---------------------
regarding Seller or any of the Seller Subsidiaries to be supplied by Seller for inclusion or included in (i) the Registration
Statement on Form S-4 to be filed with the SEC by Mercantile for the purpose of registering the shares of Mercantile Common Stock to be exchanged for shares of Seller Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"), (ii)
the Proxy Statement to be mailed to Seller's shareholders in connection with the meeting to be called to consider the Merger
(the "Proxy Statement") or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the
Registration Statement, when it becomes effective and, with
respect to the Proxy Statement, when mailed, be false or
misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements
therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Seller's shareholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting.  All documents which Seller or any of the
Seller Subsidiaries is responsible for filing with any Regulatory
Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     2.23.    Registration Obligations.  Neither Seller nor any
              ------------------------
of the Seller Subsidiaries is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its
securities under the Securities Act.

     2.24.    Tax and Regulatory Matters.  Neither Seller nor
              --------------------------
any of the Seller Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from
qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

                                    - 22 -

     2.25.    Brokers and Finders.  Except for The Chicago
              -------------------
Corporation, neither Seller nor any of the Seller Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any of the Seller Subsidiaries in connection with this Agreement or the transactions contemplated hereby.  The aggregate amount of all liabilities incurred by Seller and/or the
Seller Subsidiaries in respect of the retention of The Chicago
Corporation, as aforesaid, and due and payable by Seller and/or the Seller Subsidiaries shall not exceed one percent (1%) of the total consideration paid in connection with the Merger.

     2.26.    Interest Rate Risk Management Instruments.
              -----------------------------------------
Neither Seller nor any of the Seller Subsidiaries are parties to, nor are any of their properties or assets bound by, interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements.


                           ARTICLE III
                           -----------
       REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYERS

     As an inducement to Seller to enter into and perform its obligations under this Agreement, and notwithstanding any examination, inspection, audit or other investigation made by Seller, Buyers jointly and severally represent and warrant to and covenant with Seller as follows:

     3.01.    Organization and Authority.  Mercantile and Merger
              --------------------------
Sub are each corporations duly organized, validly existing and in good standing under the laws of the State of Missouri, are each qualified to do business and are each in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so qualified would not have a material adverse effect on the Condition of Mercantile and its
Subsidiaries, taken as a whole.  Each of Mercantile and Merger
Sub is registered as a bank holding company with the Federal
Reserve Board under the BHCA.  True and complete copies of the
Articles of Incorporation and Bylaws of Mercantile and Merger
Sub, each in effect on the date of this Agreement, have been provided to Seller.

     3.02.    Capitalization of Mercantile.  The authorized
              ----------------------------
capital stock of Mercantile consists of (i) 100,000,000 shares of
Mercantile Common Stock, of which, as of July 7, 1995,
54,194,248 shares were issued and outstanding and (ii)
5,000,000 shares of preferred stock, no par value ("Mercantile
Preferred Stock"), issuable in series, of which 5,306 shares of
Series B-1 Preferred Stock and 9,500 shares of Series B-2
Preferred Stock are issued and outstanding.  Mercantile has
designated 1,000,000 shares of Mercantile Preferred Stock as
"Series A Junior Participating Preferred Stock" and has reserved such shares under a Rights Agreement dated May 23, 1988 (the
"Mercantile Rights Agreement"), between Mercantile and Mercantile
Bank of St. Louis National Association, as Rights Agent.  As of
July 7, 1995, Mercantile had reserved (i) 4,764,581 shares of
Mercantile Common

                                    - 23 -

Stock for issuance under the Mercantile stock option and incentive plans; (ii) 675,000 shares of Mercantile Common Stock for issuance upon the acquisition of Southwest Bancshares, Inc. ("SBI") pursuant to the Agreement and Plan of Merger dated January 27, 1995 by and between Mercantile, Ameribanc, Inc. ("ABNK") and SBI; (iii) 661,385 shares of Mercantile Common Stock for issuance upon the acquisition of AmeriFirst Bancorporation, Inc. ("ABI") pursuant to the Agreement and Plan of Merger dated February 16, 1995, as amended, by and between Mercantile, ABNK and ABI; and (iv) 322,000 shares of Mercantile Common Stock for issuance upon the acquisition of Security Bank of Conway, F.S.B. ("Conway"), pursuant to the
Agreement and Plan of Reorganization between Mercantile and Conway dated July 7, 1995. From July 7, 1995 through the date of this Agreement, no Equity Securities of Mercantile have been issued (excluding the number of shares disclosed in this Section
3.02 pursuant to the consummation of the SBI, ABI and Conway acquisitions and any shares of Mercantile Common Stock which may have been issued under Mercantile stock option and incentive plans).

     Mercantile continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate, the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Equity Securities. In addition, prior to the Effective Time, Mercantile may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for financing purposes. Notwithstanding the foregoing, Buyers have not taken and will not take any action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or
(ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement. Except as set forth above, there are no other Equity Securities of Mercantile outstanding. All of the issued and outstanding shares of Mercantile Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any shareholder of Mercantile. At the Effective Time, the shares of Mercantile
Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive right of any shareholder of Mercantile. The shares of Mercantile Common Stock to be issued in the Merger will be listed on the NYSE as of the Effective
Time.

     3.03.    Authorization.
              -------------

          (a) Mercantile and Merger Sub each have the corporate power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution, delivery and performance of this Agreement by Mercantile and Merger Sub and the consummation by Mercantile and Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Mercantile and Merger Sub. Subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Mercantile and Merger Sub enforceable against each in accordance with its terms.

                                    - 24 -

          (b) Neither the execution, delivery and performance by Mercantile or Merger Sub of this Agreement, nor the consummation by Mercantile or Merger Sub of the transactions contemplated hereby, nor compliance by Mercantile or Merger Sub with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Mercantile or Merger Sub under any of the terms, conditions or provisions of (x) their respective Articles of Incorporation or Bylaws, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Mercantile or Merger Sub is a party or by which they may be bound, or to which Mercantile or Merger Sub or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 3.03, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Mercantile or Merger Sub or any of their respective properties or assets;
     other than, with respect to (i) and (ii) above, such violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole.

          (c) Other than in connection with or in compliance with the provisions of the Missouri Statute, the Securities
     Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, the FDI Act or any required approvals of any other
     Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Mercantile and Merger Sub of the transactions contemplated by this Agreement.

     3.04.    Mercantile Financial Statements.  The supplemental
              -------------------------------
consolidated balance sheets of Mercantile and its Subsidiaries as of December 31, 1994, 1993 and 1992 and related supplemental consolidated statements of income, changes in shareholders'
equity and cash flows for each of the three years in the period ended December 31, 1994, together with the notes thereto, audited by KPMG Peat Marwick LLP, and the consolidated balance sheet of
Mercantile and its Subsidiaries as of March 31, 1995 and related consolidated statements of income and cash flows for the three-
month period ended March 31, 1995, as filed with the SEC
(collectively, the "Mercantile Financial Statements"), have been prepared in accordance with GAAP, present fairly the consolidated financial position of Mercantile and its Subsidiaries at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of Mercantile and its
Subsidiaries for the periods stated therein and are derived from the books and records of Mercantile and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in accordance with good business practices.  Neither
Mercantile nor any of its Subsidiaries has any material
contingent liabilities that are not described in the Mercantile
Financial Statements.

                                    - 25 -

     3.05.    Mercantile Reports.  Since January 1, 1992, each
              ------------------
of Mercantile and its Subsidiaries has timely filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with any
Regulatory Authority.  All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Mercantile Reports."  As of its respective date, each
Mercantile Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory
Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated
therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not
misleading.

     3.06.    Material Adverse Change.  Since March 31, 1995,
              -----------------------
there has been no material adverse change in the Condition of
Mercantile and its Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations,
GAAP or regulatory accounting principles, or interpretations thereof, or changes in economic conditions, including interest rates, applicable to commercial banking institutions generally and other than for changes to the extent of  established reserves or accruals in the Mercantile Financial Statements.


     3.07.    Legal Proceedings or Other Adverse Facts.  There
              ----------------------------------------
is no legal action or other proceeding or investigation pending or, to the best knowledge of Buyers, threatened against
Mercantile or any of its Subsidiaries that could be reasonably expected to prevent or adversely affect in a material manner or seek to prohibit the consummation of the transactions
contemplated herein or have a material adverse effect on the
Condition of Mercantile and its Subsidiaries, taken as a whole, nor is Mercantile or any of its Subsidiaries subject to any order of a court or governmental authority having any such effect.  To the best knowledge of Buyers, there is no other fact that could be reasonably expected to prevent or adversely affect the
consummation of the transactions contemplated herein.

     3.08.    Registration Statement, Etc.  None of the
              ----------------------------
information regarding Mercantile or any of its Subsidiaries to be supplied by Buyers for inclusion or included in (i) the Registra-
tion Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes
effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the
statements therein not misleading or, in the case of the Proxy
Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting.  All documents which Mercantile or Merger
Sub are responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

                                    - 26 -

     3.09.    Brokers and Finders.  Neither Mercantile, Merger
              -------------------
Sub nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or
finder's fees, and no broker or finder has acted directly or indirectly for Mercantile or Merger Sub in connection with this
Agreement or the transactions contemplated hereby.


                           ARTICLE IV
                           ----------
        CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

     4.01.    Conduct of Businesses Prior to the Effective Time.
              -------------------------------------------------
During the period from the date of this Agreement to the
Effective Time, Seller shall, and shall cause each of the Seller
Subsidiaries to, conduct their respective businesses according to the ordinary and usual course consistent with past practices and shall, and shall cause each such Seller Subsidiary to, use all reasonable efforts to maintain and preserve its business
organization, employees and advantageous business relationships and retain the services of its officers and key employees.

     4.02.    Forbearances of Seller.  Except as set forth in
              ----------------------
Schedule 4.02 and except to the extent required by law,
-------------
regulation or Regulatory Authority, or with the prior written consent of Buyers, (unless otherwise specifically noted in this
Section 4.02) during the period from the date of this Agreement to the Effective Time, Seller shall not and shall not permit any of the Seller Subsidiaries to:

          (a) declare, set aside or pay any dividends or other
     distributions, directly or indirectly, in respect of its
     capital stock (other than dividends from any of the Seller
     Subsidiaries to Seller or to another of the  Seller
     Subsidiaries), except that Seller may declare and pay
     regular quarterly cash dividends of not more than $.04 per share on the Seller Common Stock, provided that Seller
                                       --------
     shall not declare or pay its regular quarterly dividend for any quarter in which Seller shareholders will be entitled
     to receive a regular quarterly dividend on the shares of
     Mercantile Common Stock to be issued in the Merger;

          (b) enter into or amend any employment, severance or similar agreement or arrangement with any director, officer or employee, or materially modify any of the Seller
     Employee Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except (i) normal individual increases in compensation to employees consistent with past practice, (ii) as required by law or contract or plan and
     (iii) such increases of which Seller notifies Buyers in writing and which Buyers do not disapprove within 10 days of the receipt of such notice;

          (c) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights;

                                    - 27 -

          (d) propose or adopt any amendments to its articles of incorporation, association or other charter document or bylaws;

          (e) issue, sell, grant, confer or award any of its Equity Securities or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement;

          (f) purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

          (g) (i)  without first consulting with Mercantile,
     enter into, renew or increase any loan or credit commitment
     (including stand-by letters of credit) to, or invest or
     agree to invest in any person or entity or modify any of
     the material provisions or renew or otherwise extend the
     maturity date of any existing loan or credit commitment
     (collectively, "Lend to") in an amount in excess of
     $200,000 with respect to commercial transactions (including commercial construction transactions), $300,000 with
     respect to residential transactions, or in any amount
     which, when aggregated with any and all loans or credit
     commitments of Seller and the Seller Subsidiaries to such
     person or entity, would be in excess of $350,000; (ii)
     without first obtaining the written consent of Mercantile,
     Lend to any person or entity in an amount in excess of
     $500,000 or in any amount which, when aggregated with any
     and all loans or credit commitments of Seller and the
     Seller Subsidiaries to such person or entity, would be in
     excess of $750,000; (iii) Lend to any person other than in accordance with lending policies as in effect on the date
     hereof, provided that in the case of clauses (i) and (iii)
             --------
     Seller or any of the Seller Subsidiaries may make any such loan in the event (A) Seller or any Seller Subsidiary has
     delivered to Buyers or their designated representative a
     notice of its intention to make such loan and such
     information as Buyers or their designated representative
     may reasonably require in respect thereof and (B) Buyers or their designated representative shall not have reasonably
     objected to such loan by giving written or facsimile notice of such objection within two business days following the
     delivery to Buyers or their designated representative of
     the notice of intention and information as aforesaid; or
     (iv) Lend to any person or entity any of the loans or other extensions of credit to which or investments in which are
     on a "watch list" or similar internal report of Seller or
     any of the Seller Subsidiaries (except those denoted "pass"
     thereon), in an amount in excess of $100,000; provided,
                                                   --------
     however, that nothing in this paragraph shall prohibit
     -------
     Seller or any Seller Subsidiary from honoring any
     contractual obligation in existence on the date of this
     Agreement.  Notwithstanding clauses (i) and (ii) of this
     Section 4.02(g), Seller shall be authorized without first
     consulting with Buyers or obtaining Buyers' prior written
     consent, to increase the aggregate amount of any credit
     facilities theretofore established in favor of any person
     or entity (each a "Pre-Existing Facility"), provided that
     the aggregate amount of any and all such increases shall
     not be in excess of the lesser of five percent (5%) of such
     Pre-Existing Facilities or $25,000;

                                    - 28 -

          (h) directly or indirectly (including through its officers, directors, employees or other representatives)
     (i) initiate, solicit or encourage any discussions, inquiries or proposals with any third party (other than Buyers) relating to the disposition of any significant portion of the business or assets of Seller or any of the Seller
     Subsidiaries or the acquisition of Equity Securities of Seller or any of the Seller Subsidiaries or the merger of Seller or any of the Seller Subsidiaries with any person
     (other than Buyers) or any similar transaction (each such transaction being referred to herein as an "Acquisition
     Transaction"), or (ii) provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Seller shall promptly notify Buyers orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction;

          (i) knowingly take or omit to take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyers or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code;

          (j) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity in excess of $25,000 in the aggregate;

          (k) materially restructure or change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or, without first consulting with Mercantile, execute individual investment transactions of greater than $500,000 for U.S. Treasury Securities and $250,000 for all other investment instruments;

          (l) agree in writing or otherwise to take any of the foregoing actions or intentionally engage in any activity, enter into any transaction or knowingly take or omit to take any other action which would make any of the representations and warranties in Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act; or

          (m) enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of Seller or any of the Seller Subsidiaries, any Seller shareholder, or any entity controlled, directly or

                                    - 29 -

     indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C. Section 371c and 12
     U.S.C. Section 371c-1, without obtaining the prior written consent of Buyers, which consent shall not be unreasonably withheld. For purposes of this subsection (m), "control" shall have the meaning associated with that term under 12
     U.S.C. Section 371c.

     4.03.    Forbearances of Buyers.  During the period from
              ----------------------
the date of this Agreement to the Closing Date, Buyers shall not, and shall not permit any of their Subsidiaries to, without the prior written consent of Seller, agree in writing or otherwise intentionally engage in any activity, enter into any transaction or knowingly take or omit to take any other action:

          (a) that would (i) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyers or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (ii) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of
     Section 368 of the Code; or

          (b) which would make any of the representations and warranties of Article III of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.

                            ARTICLE V
                            ---------
                      ADDITIONAL AGREEMENTS

     5.01.    Access and Information.
              ----------------------

          (a) Buyers and Seller shall each afford to the other, and to the other's accountants, counsel and other represen-tatives, reasonable access during normal business hours, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Except as required by law, each party shall, and shall cause its advisors and representatives to,
     (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party and its Subsidiaries (including information derived from such information) which is not otherwise public knowledge other than by violation of this provision, (B) in the event of a termination of this Agreement, return all documents (including copies or extracts thereof) obtained hereunder from the other party or any of its Subsidiaries to it and (C) cause all of such party's confidential information obtained or derived in connection with this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information for any purpose other than in connection herewith.

                                    - 30 -

          (b) Buyers shall promptly following the date of this Agreement, commence its review of Seller and the Seller
     Subsidiaries and their respective operations, business affairs, prospects and financial condition, including, without limitation, those matters which are the subject of the Seller's representations and warranties (the "Due
     Diligence Review"). Buyers shall conclude such review by no later than twenty (20) business days after the date of this Agreement (the "Due Diligence Review Period"), but the pendency of such Due Diligence Review shall not delay
     Mercantile's obligation pursuant to Section 5.02 of this Agreement to file a Registration Statement with the SEC and all other necessary applications and filings with the appropriate Regulatory Authorities. Buyers shall advise
     Seller of any situation, event, circumstance or other matter which first comes to the attention of Buyers during the Due Diligence Review which could potentially result in the termination of this Agreement by Buyer pursuant to
     Section 7.01(d) hereof, or, if applicable, notify Seller as promptly as possible of the absence of any perceived impediment to the consummation of the Merger.
     Notwithstanding anything hereinabove contained or implied to the contrary, the Due Diligence Review shall not limit, restrict or preclude Buyers, at any time or from time to time thereafter, from conducting further such reviews or from exercising any rights available to it hereunder as a result of the existence or occurrence prior to the Due
     Diligence Period of any event or condition which was not detected in the Due Diligence Review by Buyers and which constitutes a breach of any representation, warranty or agreement of Seller under this Agreement, provided that no event or condition known to Buyers or information delivered by Seller to Buyers as a result of, or in connection with, the Due Diligence Review may be the basis for asserting the breach of any representation, warranty, or covenant after the time that Mercantile may terminate the Agreement pursuant to Section 7.01(d).

     5.02.    Registration Statement; Regulatory Matters.
              ------------------------------------------

          (a) Mercantile shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, file with the SEC as soon as is reasonably practicable the Registration Statement with respect to the shares of Mercantile Common Stock to be issued in the Merger.
     Mercantile shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, use its best efforts to file as soon as is reasonably practicable applications for approval of the Merger with the Federal Reserve Board and the Illinois Commissioner and any other applicable Regulatory Authority and shall use its best efforts to cause the Registration Statement to become effective. Mercantile shall also take any action required to be taken under any applicable state blue sky or securities laws or the NYSE in connection with the issuance or listing of such shares, and Seller and the Seller Subsidiaries shall furnish Mercantile all information concerning Seller and the Seller Subsidiaries and the shareholders thereof as Mercantile may reasonably request in connection with any such action.

                                    - 31 -

          (b) Seller and Buyers shall cooperate and use their
     respective best efforts to prepare all documentation, to
     effect all filings and to obtain all permits, consents,
     approvals and authorizations of all third parties and
     Regulatory Authorities necessary to consummate the
     transactions contemplated by this Agreement and, as and if directed by Mercantile, to consummate such other
     transactions by and among Mercantile's Subsidiaries and the
     Seller Subsidiaries concurrently with or following the
     Effective Time,  provided that such actions do not impede
                      --------
     or delay (i) the receipt of any approval referred to in
     Section 6.01(b) or (ii) the consummation of the
     transactions contemplated by this Agreement or have any of the effects described in the proviso in Section 1.13.

     5.03.    Shareholder Approval.  Seller shall call a meeting
              --------------------
of its shareholders to be held as soon as practicable after the date that the Registration Statement is declared effective by the
SEC for the purpose of voting upon the Merger.  In connection with such meeting, Mercantile shall prepare, subject to the
review and consent of Seller, the Proxy Statement (which shall be part of the Registration Statement to be filed with the SEC by
Mercantile) and mail the same to the shareholders of Seller.  The
Board of Directors of Seller shall submit for approval of
Seller's shareholders the matters to be voted upon at such
meeting.  The Board of Directors of Seller hereby does and will recommend this Agreement and the transactions contemplated hereby to shareholders of Seller and use its reasonable best efforts to obtain any vote of Seller's shareholders necessary for the
approval and adoption of this Agreement.  The Company and its
Board of Directors shall not be obligated to make the
recommendation or otherwise solicit votes for the approval or adoption of the Agreement required by this Section 5.03 if the
Board of Directors determines in good faith, after consultation with its legal counsel, that making such a recommendation or otherwise soliciting votes for the approval or adoption of the
Agreement would be inconsistent with its fiduciary duties to the
Company and its shareholders under applicable law.

     5.04.    Current Information.  During the period from the
              -------------------
date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party.  Each party shall promptly notify the other party of the following events immediately upon learning of the occurrence thereof,
describing the same and, if applicable, the steps being taken by the affected party with respect thereto: (a)  an event which would cause any representation or warranty of such party or any
Schedule to be untrue in any material respect, (b) any material adverse change in its Condition, (c) the issuance or commencement of any governmental complaint, investigation or hearing (or any communication indicating that the same may be contemplated), or
(d) the institution or threat of material litigation involving such party, and shall keep the other party fully informed of such events.

                                    - 32 -

     5.05.    Conforming Entries.
              ------------------

          (a) Notwithstanding that Seller believes that Seller and Seller Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Seller recognizes that Buyers may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time, Seller and Buyers shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Seller and the Seller
     Subsidiaries to those policies of Buyers, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided.

          (b) In addition, from and after the date of this Agreement to the Effective Time, Seller and Buyers shall consult and cooperate with each other with respect to determining appropriate Seller accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided.

          (c) Seller and Buyers shall consult and cooperate with each other with respect to determining, as specified in a written notice from Buyers to Seller, based upon such consultation and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Merger and the restructuring charges related to or to be incurred in connection with the Merger.

          (d) Subject to the language contained in the second
     sentence of this Section 5.05, at the request of
     Mercantile, Seller shall (i) establish and take such
     reserves and accruals as Mercantile reasonably shall
     request to conform Seller's loan, accrual and reserve
     policies to Mercantile's policies, and (ii) establish and
     take such accruals, reserves and charges in order to
     implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters,
     write-off or write-down of various assets and other
     appropriate accounting adjustments, and to recognize for
     financial accounting purposes such expenses of the Merger
     and restructuring charges related to or to be incurred in
     connection with the Merger, in each case at such times as
     are reasonably requested by Mercantile in written notice to
     Seller.  It is the objective of Mercantile and Seller that such reserves, accruals and charges referred to in this
     Section 5.05 shall be taken as of or immediately prior to
     December 31, 1995, and, in all events not later than as of immediately prior to the Closing Date, provided, however,
                                            --------  -------
     that if such reserves, accruals and charges are to be taken as of or immediately prior to December 31, 1995 and the
     Closing Date is to occur thereafter, Mercantile shall
     certify to Seller on or prior to December 31, 1995 that the
     Buyer's representations and warranties are true and correct as of such date, that the Regulatory Authority approval
     conditions to its obligations contemplated by Section
     6.01(b) have been satisfied or waived (except to the extent that any waiting

                                    - 33 -

      period associated therewith may then have commenced but not expired) and that Buyers are otherwise in compliance with this
     Agreement, and Mercantile and Seller shall have mutually
     agreed by December 31, 1995 to the scheduling of the Closing
     Date; and provided, further, that Seller shall not be required
               --------  -------
     to take any such action that is not consistent with GAAP and regulatory accounting principles.
          (e) No reserves, accruals or charges taken in
     accordance with Section 5.05(d) above may be a basis to
     assert a violation of a breach of a representation,
     warranty, or covenant of Seller herein.

     5.06.    Environmental Reports.  Seller shall provide to
              ---------------------
Buyers as soon a reasonably practicable, but not later than ten business days, after the acquisition, leasing, foreclosure or repossession by Seller or any of the Seller Subsidiaries of any
other real property subsequent to the date hereof, a report of a phase one environmental investigation on such other real property
(but excluding space in retail or similar establishments leased by Seller or any of the Seller Subsidiaries for automatic teller machines or bank branch facilities where the space leased
comprises less than 20% of the total space leased to all tenants of such property).  If required by the phase one report with respect to any parcel of real property referred to above, in the reasonable opinion of Mercantile, Seller shall also provide to
Mercantile a phase two investigation report on such designated parcels.  Mercantile shall have 15 business days from the receipt of any such phase two investigation report to notify Seller of any dissatisfaction with the contents of such report.  If the estimated costs of all remedial or other corrective actions or measures with regard to the real properties referred to above required by applicable law exceed $100,000 in the aggregate, as reasonably estimated by an environmental expert retained for such purpose by Seller upon Mercantile's reasonable request and such costs will be incurred by Seller and the Seller Subsidiaries, or if such cost cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty, then Mercantile, after providing Seller with written notice of
Mercantile's intent to do so and allowing Seller a six-month period from the date of such notice to take and complete, to the reasonable satisfaction of Mercantile, all such remedial or other corrective actions and measures (the aggregate cost which will be incurred by Seller and the Seller Subsidiaries shall not exceed
$100,000) and shall have the right pursuant to Section 7.01(f)
hereof to terminate this Agreement, which shall be Mercantile's sole remedy in such event.

     5.07.    Agreements of Affiliates.  Set forth as Schedule
              ------------------------                --------
5.07 is a list (which includes individual and beneficial
----
ownership) of all persons whom Seller believes to be "affiliates"
of Seller for purposes of Rule 145 under the Securities Act.
Seller shall use all reasonable efforts to cause each person who is identified as an "affiliate" to deliver to Mercantile, as of the date hereof, or as soon as practicable hereafter, a written agreement in substantially the form set forth as Exhibit B to
                                                 ---------
this Agreement providing that each such person will agree not to sell, pledge, transfer or otherwise dispose of any shares of
Mercantile Common Stock to be received by such person in the
Merger except in compliance with the applicable provisions of the
Securities Act and the rules and regulations promulgated
thereunder, and until such time as financial results covering at least thirty (30) days of combined operations of Mercantile and
Seller shall have been published.  Prior to the Effective Time, and via letter, Seller shall amend and supplement Schedule 5.07
                                                  -------------
and use all reasonable efforts to cause each

                                    - 34 -

additional person who is identified as an "affiliate" to execute a written agreement as set forth in this Section 5.07.

     5.08.    Expenses.  Each party hereto shall bear its own
              --------
expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, provided, however,
                                               --------  -------
that any and all fees and expenses paid by Seller to its legal counsel, shall not exceed the amount of $100,000; provided
                                                  --------
further, however, that Buyers shall pay all printing and mailing
-------
expenses and filing fees associated with the Registration
Statement, the Proxy Statement and regulatory applications.

     5.09.    Miscellaneous Agreements.
              ------------------------

          (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including without limitation using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

          (b) Seller, prior to the Effective Time, shall (i) consult and cooperate with Buyers regarding the implementation of those policies and procedures established by Buyers for its governance and that of its Subsidiaries and not otherwise referenced in Section 5.05 hereof, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the request of Buyers, conform
     Seller's existing policies and procedures in respect of such matters to Buyers' policies and procedures or, in the absence of any existing Seller policy or procedure regarding any such function, introduce Buyers' policies or procedures in respect thereof (to the extent deemed reasonable by Seller), unless to do so would cause Seller or any of the Seller Subsidiaries to be in violation of any law, rule or regulation of any Regulatory Authority having jurisdiction over Seller and/or the Seller Subsidiary affected thereby. No action taken in connection with the foregoing shall be the basis to assert the violation of a representation, warranty, or covenant of Seller herein.

     5.10.    Employee Agreements and Benefits.
              --------------------------------

          (a) Following the Effective Time, Buyers shall cause
     the Surviving Corporation to honor in accordance with their terms all employment, severance and other compensation
     contracts set forth on Schedule 5.10 between Seller, any of
                            -------------
     the Seller Subsidiaries, and any current or former
     director, officer, employee or agent thereof, and all
     provisions for vested benefits or other vested amounts
     earned or accrued through the Effective Time under the
     Seller Employee Plans.

          (b) The provisions of any plan, program or arrangement providing for the issuance or grant of any interest in respect of the Equity Securities of Seller or any of

                                    - 35 -

     the Seller Subsidiaries shall be deleted and terminated as of the Effective Time.

          (c) Except as set forth in Section 5.10(b) hereof, the Seller Employee Plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of the Surviving Corporation until such time as the employees of the Seller and the Seller Subsidiaries are integrated into Mercantile's employee benefit plans that are available to other employees of Mercantile and its Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Mercantile shall take such steps as are necessary or required to integrate the employees of Seller and the Seller Subsidiaries in Mercantile's employee benefit plans available to other employees of Mercantile and its Subsidiaries as soon as practicable after the Effective Time, with (i) full credit for prior service with Seller or any of the Seller
     Subsidiaries for purposes of vesting and eligibility for participation (but not benefit accruals under any defined benefit plan), and co-payments and deductibles, and (ii) waiver of all waiting periods and pre-existing condition exclusions or penalties.

     5.11.    Press Releases.  Except as may be required by law,
              --------------
Seller and Mercantile shall consult and agree with each other as to the form and substance of any proposed press release relating to this Agreement or any of the transactions contemplated hereby.

     5.12.    State Takeover Statutes.  Subject to the fiduciary
              -----------------------
duties of the Board of Directors, Seller will take all steps necessary to exempt the transactions contemplated by this
Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state
takeover law.

     5.13.    Directors' and Officers' Indemnification.
              ----------------------------------------
Mercantile agrees that the Merger shall not affect or diminish any of the duties and obligations of indemnification of the
Seller or any of the Seller Subsidiaries existing as of the
Effective Time in favor of employees, agents, directors or
officers of Seller or any of the Seller Subsidiaries arising by virtue of its Articles of Incorporation, Charter or Bylaws in the
form in effect at the date of this Agreement or arising by
operation of law or arising by virtue of any contract, resolution or other agreement or document existing at the date of this
Agreement, and such duties and obligations are hereby expressly assumed by Mercantile, shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect, but in no event for a period of not less than five (5) years after the Closing Date.  To the extent that Seller's existing directors' and officers'
liability insurance policy would provide coverage for any action or omission occurring prior to the Effective Time, Seller agrees to give proper notice to the insurance carrier and to Mercantile of a potential claim thereunder so as to preserve Seller's rights to such insurance coverage.  Mercantile represents that the
directors' and officers' liability insurance policy maintained by it provides for coverage of "prior acts" for directors and
officers of entities acquired by Mercantile including Seller and the Seller Subsidiaries on and after the Effective Time.

     5.14.    Tax Opinion Certificates.  Seller shall use its
              ------------------------
reasonable to cause (a) no more than two of its executive
officers or directors with regard to Exhibit C and (b) such
                                     ---------
holders of one percent (1%) or more of the Seller Common Stock
(including shares beneficially held)

                                    - 36 -

with regard to Exhibit D, in each case, as may be requested by
               ---------
Thompson & Mitchell to timely execute and deliver to Thompson &
Mitchell certificates substantially in the form of Exhibit C or
                                                   ---------
Exhibit D hereto, as the case may be.
---------

     5.15.    Best Efforts to Insure Pooling.  Each of Buyers
              ------------------------------
and Seller undertakes and agrees to use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treat-
ment.

                           ARTICLE VI
                           ----------
                           CONDITIONS

     6.01.    Conditions to Each Party's Obligation To Effect
              -----------------------------------------------
the Merger.  The respective obligations of each party to effect
----------
the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

          (a) This Agreement shall have received the requisite approval of shareholders of Seller at the meeting of shareholders called pursuant to Section 5.03 of this Agreement.

          (b) All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the Regulatory Authorities, and all waiting periods after such approvals required by law or regulation have been satisfied.

          (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order and the Mercantile Common
     Stock to be issued in the Merger shall have been approved for listing on the NYSE.

          (d) Neither Seller nor Buyers shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

          (e) Each of Buyers and Seller shall have received from Thompson & Mitchell an opinion (which opinion shall not have been withdrawn at or prior to the Effective Time) reasonably satisfactory in form and substance to it to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and to the effect that, as a result of the Merger, except with respect to fractional share interests, holders of Seller Common
     Stock who receive Mercantile Common Stock in the Merger will not recognize gain or loss for federal income tax purposes, the basis of such Mercantile Common Stock will equal the basis of the Seller Common Stock for which it is exchanged and the holding period of such Mercantile Common
     Stock will include the holding period of the Seller Common
     Stock for which it is exchanged, assuming that such Seller
     Common Stock is a capital asset in the hands of the holder thereof at the Effective Time.

     6.02.    Conditions to Obligations of Seller To Effect the
              -------------------------------------------------
Merger.  The obligations of
------

                                    - 37 -

Seller to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

          (a) Representations and Warranties.  The
              ------------------------------
     representations and warranties of Buyers set forth in
     Article III of this Agreement shall be true and correct in all material respects as of the Effective Time (as though
     made on and as of the Effective Time except (i) to the
     extent such representations and warranties are by their
     express provisions made as of a specified date, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and
     are not likely to result, in a material adverse effect on
     the Condition of Mercantile and its Subsidiaries taken as a whole and (iii) for the effect of transactions contemplated by this Agreement) and Seller shall have received a
     certificate of any Executive Vice President of Mercantile, signing solely in his capacity as an officer of Mercantile, to that effect.

          (b) Performance of Obligations.  Buyers shall have
              --------------------------
     performed in all material respects all obligations required to be performed by it under this Agreement prior to the
     Effective Time, and Seller shall have received a
     certificate of any Executive Vice President of Mercantile, signing solely in his capacity as an officer of Mercantile, to that effect.

          (c) Permits, Authorizations, etc.  Buyers shall have
              -----------------------------
     obtained any and all material permits, authorizations,
     consents, waivers and approvals required for the lawful
     consummation of the Merger.

          (d) Opinion of Counsel.  Mercantile shall have
              ------------------
     delivered to Seller an opinion of Mercantile's counsel
     dated as of the Closing Date or a mutually agreeable
     earlier date in substantially the form set forth as Exhibit E
                                                         ---------
     to this Agreement.

     6.03.    Conditions to Obligations of Buyers To Effect the
              -------------------------------------------------
Merger.  The obligations of Buyers to effect the Merger shall be
------
subject to the fulfillment or waiver at or prior to the Effective
Time of the following additional conditions:

          (a) Representations and Warranties.  The
              ------------------------------
     representations and warranties of Seller set forth in
     Article II of this Agreement shall be true and correct in
     all material respects as of the Effective Time (as though
     made on and as of the Effective Time except (i) to the
     extent such representations and warranties are by their
     express provisions made as of a specific date, (ii) where
     the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and
     are not likely to result, in a material adverse effect on
     the Condition of the Seller Subsidiaries taken as a whole
     and (iii) for the effect of transactions contemplated by
     this Agreement) and Buyers shall have received a
     certificate of the President and the Chief Financial
     Officer of Seller, acting solely in their capacities as
     officers of Seller, to that effect.

                                    - 38 -

          (b) Performance of Obligations.  Seller shall have
              --------------------------
     performed in all material respects all obligations required to be performed by it under this Agreement prior to the
     Effective Time, and Buyers shall have received a
     certificate of the President and the Chief Financial
     Officer of Seller acting solely in their capacities as
     officers of Seller, to that effect.

          (c) Permits, Authorizations, etc.  Seller shall have
              -----------------------------
     obtained any and all material permits, authorizations,
     consents, waivers and approvals required for the lawful
     consummation by it of the Merger.

          (d) Opinion of Counsel.  Seller shall have delivered
              ------------------
     to Buyers an opinion of Seller's counsel dated as of the
     Closing Date or a mutually agreeable earlier date in
     substantially the form set forth as Exhibit F to this
                                         ---------
     Agreement.

          (e) Opinion of KPMG Peat Marwick.  Buyer shall have
              ----------------------------
     received an opinion of KPMG Peat Marwick, satisfactory in
     form and substance to Mercantile, that the Merger will
     qualify for pooling-of-interests accounting treatment,
     which opinion shall not have been withdrawn at or prior to the Effective Time.

                           ARTICLE VII
                           -----------
                TERMINATION, AMENDMENT AND WAIVER

     7.01.    Termination.  This Agreement may be terminated at
              -----------
any time prior to the Effective Time, whether before or after approval by Seller shareholders:

          (a) by mutual consent by the Executive Committee of the Board of Directors of Mercantile and by the respective
     Boards of Directors of Seller and Merger Sub;

          (b) by the Executive Committee of the Board of Directors of Mercantile or the respective Boards of Directors of either Seller or Merger Sub at any time after April 30, 1996 if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

          (c) by the Executive Committee of the Board of Directors of Mercantile or the respective Boards of Directors of either Seller or Merger Sub if (i) the Federal
     Reserve Board, the Illinois Commissioner, or any other federal and/or state regulatory agency whose approval is required for the consummation of the transactions contemplated hereby has denied approval of the Merger and such denial has become final and nonappealable or (ii) the shareholders of Seller shall not have approved this Agreement at the meeting referred to in Section 5.03;

          (d) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Merger
     Sub in the event (i) any situation, event, circumstance or other matter shall come to the attention of Mercantile or Merger Sub during the course of the Due Diligence Review conducted pursuant to Section 5.01(b) hereof which Mercantile or Merger Sub shall, in a good faith exercise of its

                                    - 39 -

     reasonable discretion, believe to be inconsistent in any material and adverse respect with any of the representations or warranties of Seller, (ii) Mercantile or Merger Sub notifies Seller of such matters within five (5) business days after the end of the Due Diligence Review
     Period and such matters are not capable of being cured or have not been cured within thirty (30) days after written notice thereof to Seller;

          (e) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Merger
     Sub, on the one hand, or by the Board of Directors of Seller, on the other hand, in the event of a breach by the other party or parties to this Agreement of any representation, warranty or agreement contained herein, which breach is not cured within 30 days after written notice thereof is given to the breaching party by the non-breaching party or is not waived by the non-breaching party during such period; or

          (f) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Merger
     Sub pursuant to and in accordance with the provisions of
     Section 5.06 hereof.

     7.02.    Effect of Termination.  In the event of termin-
              ---------------------
ation of this Agreement as provided in Section 7.01 hereof, this
Agreement shall forthwith become void and there shall be no
liability on the part of Buyers or Seller or their respective officers or directors except as set forth in the second sentence of Section 5.01(a) and in Sections 5.08 and 8.02, and except that no termination of this Agreement pursuant to Section 7.01(e)
shall relieve the breaching party of any liability to the non-
breaching party or parties hereto arising from the intentional, deliberate and willful non-performance of any covenant contained herein, after giving notice to such breaching party and an
opportunity to cure as set forth in Section 7.01(e).

     7.03.    Amendment.  This Agreement, the Exhibits and the
              ---------
Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of the Executive Committee of the Board of
Directors of Mercantile and the respective Boards of Directors of
Merger Sub or Seller, at any time before or after approval of this Agreement by the shareholders of Seller; provided, however,
                                              --------  -------
that after any such approval by the shareholders of Seller no such modification shall (A) alter or change the amount or kind of the consideration to be received by the shareholders of Seller in the Merger, (B) adversely affect any representation, warranty or covenant of Buyer contained herein, (C) adversely affect the tax treatment to Seller shareholders, as generally described in
Section 6.01(e) hereof, (D) otherwise adversely affect the rights of Seller or any shareholders of Seller hereunder, or (E) impede or delay receipt of any approvals, referred to in Section 6.01(b)
or the consummation of the transactions contemplated by this
Agreement.  This Agreement, the Exhibits and the Schedules hereto may not be amended except by an instrument in writing signed on behalf of each of Buyers and Seller.

     7.04.    Waiver.  Any term, condition or provision of this
              ------
Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

                                    - 40 -

                          ARTICLE VIII
                          ------------
                       GENERAL PROVISIONS

     8.01.    Survival of Representations, Warranties and
              -------------------------------------------
Agreements; Updating Schedules.  Except as otherwise provided in
----------  ------------------
Section 5.01(b) herein no investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such
investigation.  Except as set forth below in this Section 8.01, all representations, warranties and agreements in this Agreement of Buyers and Seller or in any instrument delivered by Buyers or
Seller pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this
Agreement in accordance with its terms.  In the event of
consummation of the Merger, the agreements or representations contained in or referred to in Article I, Sections 5.02(b), 5.07,
5.08, 5.11, and 5.13 shall survive the Effective Time.  In the event of termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of Section 5.01(a), and Sections 5.08, 7.02 and 8.02
shall survive such termination.  Any Schedule delivered with this
Agreement as of the date hereof, may be revised from time to time or at any time prior to the Effective Time to include therein the disclosure of additional information or other matters, but only to the extent that such additional information and other matters so disclosed in such revised Schedules first arises after the date hereof.

     8.02.    Indemnification.  Buyers and Seller (hereinafter,
              ---------------
in such capacity being referred to as the "Indemnifying Party")
agree to indemnify and hold harmless each other and their
officers, directors and controlling persons (each such other party being hereinafter referred to, individually and/or
collectively, as the "Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Party may become subject under the
Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof):
(a) based primarily upon any untrue statement or alleged untrue statement of a material fact contained in the Registration
Statement as originally filed or in any amendment thereof, or in the Proxy Statement, or in any amendment thereof or supplement thereto, and provided for inclusion thereof by the Indemnifying
Party or (b) arise primarily out of or are based primarily upon the omission or alleged omission by the Indemnifying Party to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in
connection with investigating or defending any such loss, claim, damage, liability or action.

     8.03.    No Assignment; Successors and Assigns.  This
              -------------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any right or obligation set forth in any provision hereof may be transferred or assigned by any party hereto without the prior written consent of the other party, and any purported transfer or assignment in violation of this Section
8.03 shall be void and of no effect.  There shall not be any third party beneficiaries of any provisions hereof except for
Sections 1.07, 1.08, 5.08, 5.11, 5.13 and 8.02, which may be

                                    - 41 -

enforced against Buyers or Seller by the parties therein identified.

     8.04.    No Implied Waiver.  No failure or delay on the
              -----------------
part of either party hereto to exercise any right, power or
privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     8.05.    Headings.  Article, section, subsection and
              --------
paragraph titles, captions and headings herein are inserted only as a matter of convenience and for reference, and in no way
define, limit, extend or describe the scope of this Agreement or the intent or meaning of any provision hereof.

     8.06.    Entire Agreement.  This Agreement, the Exhibits,
              ----------------
and the Schedules hereto constitute the entire agreement between the parties with respect to the subject matter hereof, and
supersede all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings or other agreements or
understandings, whether written or oral, with respect thereto.

     8.07.    Counterparts.  This Agreement may be executed in
              ------------
one or more counterparts, and any party to this Agreement may execute and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and
delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     8.08.    Notices. All notices and other communications
              -------
hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or (ii)
upon confirmation of receipt, if by facsimile transmission or
(iii) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be
specified by like notice):

     (i)  if to Buyers:
          Mercantile Bancorporation Inc.
          Mercantile Tower
          P.O. Box 524
          St. Louis, Missouri  63166-0524
          Attention:  John W. Rowe
                      Executive Vice President
                      Mercantile Bank of St. Louis National Association
          Telephone:  (314) 425-2952
          Telecopy:  (314) 425-2752

                                    - 42 -

     Copies to:
          Mercantile Bancorporation Inc.
          Mercantile Tower
          P.O. Box 524
          St. Louis, Missouri  63166-0524
          Attention:  Jon W. Bilstrom, Esq.
                      General Counsel and Secretary
          Telephone:  (314) 425-8180
          Telecopy:  (314) 425-1386

     and
          Thompson & Mitchell
          One Mercantile Center
          St. Louis, Missouri  63101
          Attention:  Robert M. LaRose, Esq.
          Telephone:  (314) 342-1601
          Telecopy:  (314) 342-1717

     (ii) if to Seller:
          First Sterling Bancorp, Inc.
          315 Quail Ridge Drive
          Westmont, Illinois  60559
          Attention:  William Hank
          Telephone:  (708) 749-5740
          Telecopy:  (708) 654-1246

     Copies to:
          Carl A. Kautz
          2327 27th Street
          Moline, Illinois  61265
          Telephone:  (308) 762-0339
          Telecopy:  (___) ___-____

          and

          Charles W. Mulaney, Jr.
          Skadden, Arps, Slate, Meagher & Flom
          333 West Wacker Drive
          Chicago, Illinois  60606
          Telephone:  (312) 407-0700
          Telecopy:  (312) 407-0411

                                    - 43 -

     8.09.    Severability.  Any term, provision, covenant or
              ------------
restriction contained in this Agreement held by a court or a
Regulatory Authority of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the
remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby.
Any term, provision, covenant or restriction contained in this
Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.


     8.10.    Governing Law. This Agreement shall be governed by
              -------------
and controlled as to validity, enforcement, interpretation,
effect and in all other respects by the internal laws of the
State of Missouri.



                                    - 44 -

     IN WITNESS WHEREOF, Buyers and Seller have caused this
Agreement to be signed and, by such signature, acknowledged by their respective officers thereunto duly authorized, and such signatures to be attested to by their respective officers thereunto duly authorized, all as of the date first above written.

                                                "BUYERS"

                                                MERCANTILE BANCORPORATION INC.



Attest: /s/ Michael J. Marshall                 By: /s/ John W. Rowe
       ---------------------------------           -----------------------------
        Michael J. Marshall                         John W. Rowe
        Senior Attorney and Assistant Secretary     Executive Vice President
        Mercantile Bancorporation Inc.              Mercantile Bank of St. Louis
                                                    National Association


                                                MERCANTILE BANCORPORATION
                                                INCORPORATED OF ILLINOIS



Attest: /s/ Michael J. Marshall                 By: /s/ John W. Rowe
       ---------------------------------           -----------------------------
        Michael J. Marshall                         John W. Rowe
        Senior Attorney and Assistant Secretary     Vice President





                                                "SELLER"

                                                FIRST STERLING BANCORP, INC.



Attest: /s/ William J. Hank                     By: /s/ Carl A. Kautz
       ---------------------------------           -----------------------------
                                                    Carl A. Kautz
                                                    Vice President




00338N95.MJM/TRH


                                    - 45 -
